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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934





Date of Report (Date of earliest event reported)     September 10, 1996
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                         McNEIL REAL ESTATE FUND V, LTD.
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             (Exact name of registrant as specified in its charter)





         California                  0-8229                 94-6356980
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(State or other jurisdiction of      (Commission           (I.R.S. Employer
incorporation or organization)       File Number)          Identification No.)



        13760 Noel Road, Suite 700, LB70, Dallas, Texas, 75240
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      (Address of principal executive offices)         (Zip code)




Registrant's telephone number, including area code      (972)  448-5800
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
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On September 11, 1996, McNeil Real Estate Fund V, Ltd. (the  "Partnership") sold to BRE Properties, Inc., an unaffiliated buyer, Sycamore Valley Apartments (the "Property"), an apartment complex located in Fountain Valley, California, for a cash purchase price of $23,085,000. Net cash proceeds to the Partnership, after
payment  of  $11,832,251  on  the  first  mortgage  note  and  various   closing
prorations, amounted to $11,252,749.

ITEM 5.  OTHER EVENTS
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On September 10, 1996,  at a special  meeting of limited  partners,  the limited
partners   approved  (i)  the  authorization  of  the  general  partner  of  the
Partnership  to  sell  the  Sycamore  Valley   Apartments,   which   constitutes
substantially all of the assets of the partnership; and (ii) the dissolution of the Partnership upon sale of the Property and authorization for the general partner to liquidate and terminate the Partnership. Of the 18,223 limited partnership units issued and outstanding, 10,831.66 and 11,942.41 positive votes were received for proposal (i) and (ii), respectively. 4,322.75 negative votes were received while 869 votes abstained for the two proposals.




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                         McNEIL REAL ESTATE FUND V, LTD.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized:



                                     McNEIL REAL ESTATE FUND V, LTD.



September 23, 1996                   By:  /s/  Brandon K. Flaming
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Date                                    Brandon K. Flaming
                                        Chief Accounting Officer of McNeil Real
                                        Estate Management, Inc.